Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-265210, 333-274973, 333-289525, and 333-293762 on Form S-3 and Registration Statement Nos. 333-233502, 333-238086, 333-254043, 333-263397, 333-270399, 333-278011, 333-285272, 333-275283, 333-290137, and 333-293748 on Form S-8 of Mirum Pharmaceuticals, Inc. of our report dated April 8, 2026, relating to the financial statements of Bluejay Therapeutics, Inc. appearing in this Current Report on Form 8-K dated April 8, 2026.

/s/ Deloitte & Touche LLP
San Francisco, California
April 8, 2026